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EXHIBIT 23.2

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2004 included in Granite City Food & Brewery Ltd.'s Form 10-KSB for the year ended December 28, 2003 and to the reference to our Firm under the caption "Experts" included in this registration statement.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd. Schechter Dokken Kanter Andrews & Selcer Ltd.
Minneapolis, Minnesota October 15, 2004

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CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM